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                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-9998

                                   ----------
                            TELEPHONE (212) 758-9500
                            FACSIMILE (212) 758-9526
                                  TELEX 237328

                                                     March 20, 1997

Barnett Inc.
3333 Lenox Avenue
Jacksonville, FL  32254

Dear Ladies and Gentlemen:

                  On the date hereof, Barnett Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission Amendment No. 1 to a Registration Statement on Form S-1 (the "Registration Statement") relating to the offer and sale of up to 1,950,000 shares (the "Shares") of common stock, par value $0.01 per share ("Common Stock"), of the Company, including 500,000 shares to be sold by the Company, 1,300,000 shares to be sold by Waxman USA Inc. (the "Selling Stockholder") and an additional 150,000 shares to be sold by the Selling Stockholder pursuant to the underwriters' over-allotment option. This opinion is an exhibit to the Registration Statement.

                  We note that we are members of the Bar of the State of New York and do not represent ourselves to be expert in the laws of any other state or jurisdiction. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law, except that our opinion as to the due incorporation and valid existence of the Company is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware. We have acted as special securities counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale by the Company and the Selling Stockholder of the Common Stock as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances.

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Barnett Inc.
March 20, 1997
Page 2



                  Based on and subject to the foregoing, it is our opinion that:

                  1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware and has authorized capital stock consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $0.10 per share.

                  2. The maximum of 500,000 shares of Common Stock to be sold by the Company have been duly authorized and, subject to the effectiveness of the Registration Statement, when issued and delivered against payment therefor in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

                  3. The maximum of 1,450,000 shares of Common Stock to be sold by the Selling Stockholder have been duly authorized and legally issued and are fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States, which relates to the offering which is the subject of this opinion, and to the reference to this firm appearing under the heading "Legal Matters" in the prospectus which is contained in the Registration Statement.

                  This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

                                             Very truly yours,

                                /s/ SHEREFF, FRIEDMAN, HOFFMAN  & GOODMAN, LLP

                                SHEREFF, FRIEDMAN, HOFFMAN  & GOODMAN, LLP








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